INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this "Agreement") is entered into as of December 17, 2015 by and between Reza Noorkayhani, an individual (the "Indemnitor"), and American Boarding Company, a Delaware corporation (“AMIB”), and Microlin Bio, Inc., a Delaware corporation (“Microlin”) (AMIB and Microlin are, collectively, the "Indemnitees").

RECITALS

WHEREAS, Microlin, AMIB, and Microlin Merger Sub, Inc. have entered into that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of the date hereof, and

WHEREAS, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are required in connection with the Merger Agreement,

NOW, THEREFORE, in consideration of the premises and the covenants, promises and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

1.                  Liabilities of AMIB. Indemnitor represents and warrants to Indemnitees that Schedule A hereto contains a complete and accurate listing of all Liabilities of AMIB as of the Effective Time as defined in the Merger Agreement. Other than as set forth on Schedule A hereto, as of the Effective Time, AMIB is not liable for any other liability, debt, obligation, deficiency, tax, penalty, fine, claim, cause of action or other loss, cost or expense of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due.

2.                  Indemnification. In connection with the Merger Agreement, as of the Effective Time as defined therein, Indemnitor shall assume and pay, honor and discharge when due, and shall indemnify Indemnitors and their affiliates against, all debts, adverse claims, liabilities, judgments and obligations, including tax obligations, of AMIB which are in excess of a total amount of $90,000.00, whether accrued, contingent or otherwise and whether known or unknown, including those arising under any law (including common law) or any rule or regulation of any governmental authority or imposed by any court or any arbitrator in a binding arbitration resulting from, arising out of or relating to the assets, activities, operations, actions or omissions of AMIB, or products manufactured or sold thereby or services provided thereby, or under contracts, agreements (whether written or oral), leases, commitments or undertakings thereof (the “Liabilities”).

3.                  Assistance With Modification of Terms. To the extent that any of the Liabilities of AMIB, whether set forth on Schedule A or otherwise, are, by their terms, convertible into any capital stock of AMIB, Indemnitor shall assist with and facilitate the written modification of the terms of such Liabilities to remove any such right to conversion. In addition to the indemnification provided under Section 2, above, Indemnitor shall defend and indemnify the Indemnitees against any claim by any person or entity that their Liability is or was convertible to capital stock of AMIB.

4.                  Release. Indemnitor, on behalf of Indemnitor and Indemnitor’s heirs, personal representatives, successors and assigns (collectively, the "Releasors"), hereby forever fully and irrevocably releases and discharges the Indemnitees and each of thier affiliates, and each of their respective predecessors, successors, direct or indirect subsidiaries, directors, officers, employees, agents and other representatives (collectively, the "Released Parties"), from any and all actions, suits, claims, demands, debts, agreements, obligations, promises, judgments and liabilities of any kind whatsoever in law or equity and causes of action of every kind and nature or otherwise (including, claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses) arising out of or related to events, facts, conditions or circumstances existing or arising prior to or after the date hereof or the Effective Date, which the Releasors can, shall or may have against the Released Parties, whether known or unknown, suspected or unsuspected, anticipated or unanticipated (collectively, the "Released Claims"). The Releasors irrevocably agree to refrain from instituting any suit, action or proceeding of any kind, in any court or before any tribunal, against any Released Party based upon, arising out of, or relating to any Released Claim, participating, assisting or cooperating in any such suit, action or proceeding or encouraging or soliciting any third party to institute any such suit, action or proceeding. Notwithstanding the preceding sentences of this Section 4, "Released Claims" does not include, and the provisions of this Section 4 shall not release, the Indemnitee’s commitment to pay certain Liabilities of AMIB, up to a total maximum amount of $90,000.00, as set forth in Section 3.5 of the Merger Agreement.

5.                  Miscellaneous.

5.1              Assignment; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, and none of the rights or obligations herein may be assigned or delegated without the prior written consent of the other party hereto. Except as expressly set forth herein, the covenants and agreements set forth in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns and shall not be construed as conferring any rights on any other Persons.

5.2              Entire Agreement and Amendment. This Agreement (including Schedule A hereto) constitutes the entire agreement of the parties hereto and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties hereto with respect to the subject matter hereof. This Agreement may only be amended by written instrument signed by both parties hereto.

5.3              Governing Law; Jurisdiction and Venue. This Agreement, and any matter or dispute arising hereunder or in connection with this Agreement, will be governed by and construed in accordance with the laws of the state of Delaware without giving effect to conflict of laws principles thereof. Each party hereto irrevocably consents to the exclusive jurisdiction of the state and federal courts located in New York City, New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of, or in connection with, this agreement or any of the transactions contemplated hereby. Each party hereby expressly waives any and all rights to bring any suit, action or other proceeding in or before any court or tribunal other than those located in New York City, New York.

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5.4              Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent practicable.

5.5              Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in counterparts, both of which will be considered one and the same agreement.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Agreement to be executed as of the date first written above.

INDEMNITOR:

 /s/ Reza Noorkayhani

Reza Noorkayhani

INDEMNITEES:

AMERICAN BOARDING COMPANY

By: /s/ Reza Noorkayhani

Reza Noorkayhani

Chief Executive Officer

MICROLIN BIO, INC.

By: /s/ Joseph Hernandez

Joseph Hernandez

Chief Executive Officer

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Schedule A

Name of Creditor	Document	Date	Principal Amount
Narguesse Nourkeyhani	Promissory Note	5/22/14	$12,000
Reza Noorkayhani	Promissory Note	9/28/14	$5,500
Reza Noorkayhani	Promissory Note	11/24/14	$3,975
Jenny Su	Promissory Note	12/10/14	$10,000
Reza Noorkayhani	Promissory Note	6/30/15	$8,750
Reza Noorkayhani	Promissory Note	12/1/15	$17,619
Reza Noorkayhani	Promissory Note	12/1/15	$30,000
Accounts Payable	Various	Various	$5,231
			$93,075.00

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